SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) February 9, 1999
                                                         ----------------


                           Darling International Inc.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


         Delaware                       0-24620                  36-2495346
      ---------------               ----------------         -------------------
      (State or Other               (Commission File            (IRS Employer
      Jurisdiction of                    Number)             Identification No.)
      Incorporation)




     251 O'Connor Ridge Blvd., Suite 300, Irving, Texas            75038
     --------------------------------------------------          ----------
         (Address of Principal Executive Offices)                (Zip Code)


        Registrant's telephone number, including area code (972) 717-0300
                                                           --------------


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events
         ------------

         Darling International Inc. (the "Company") entered into a Stock Purchase Agreement dated as of February 9, 1999 (the "Agreement") with Scope Products, Inc., a wholly owned subsidiary of Scope Industries, pursuant to which the Company agreed to sell all the issued and outstanding stock of the Company's bakerage by-product subsidiary, International Processing Corporation, and related subsidiaries for a total consideration of twenty-two million dollars ($22,000,000). Two million dollars ($2,000,000) of the total consideration will be deposited in an escrow account to cover certain post-closing adjustments and the Company's indemnification obligations under the Agreement. The closing of the transaction is subject to certain conditions, including receipt of necessary approvals under the Hart-Scott-Rodino Act. Accordingly, there can be no assurance that the conditions to closing will be satisfied or waived by the parties or that the sale will be consummated.

         The Company released a press release announcing the Agreement on February 10, 1999. A copy of the press release has been filed with this report as Exhibit 99.1.

Item 7.  Exhibits
         --------

99.1     Press Release dated February 10, 1999


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          DARLING INTERNATIONAL INC.


Date:  February 18, 1999              By: /s/ Dennis B. Longmire
                                         ----------------------------------
                                         Name:   Dennis B. Longmire
                                         Title:  Chief Executive Officer


                                      By: /s/ John O. Muse
                                         ----------------------------------
                                         Name:   John O. Muse
                                         Title:  Chief Financial Officer


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


                                 EXHIBITS INDEX


Exhibit
Number                            Description
--------                          -----------

99.1         Press Release dated February 10, 1999


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